Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AND

COMMERCIAL LOAN MODIFICATION AGREEMENT

This Assignment and Assumption and Commercial Loan Modification Agreement (“Agreement”) is made effective as of the 13th day of May 2019, by and between Mercer County State Bank (“Bank”) and New Castle Country Club (“Borrower”) and The Havana Cigar Shop, Inc., dba Avalon Field Club at New Castle, a Pennsylvania Corporation (“Buyer/Obligor” and/or “Avalon Field Club”).

BACKGROUND

Bank is the present owner and holder of a certain Promissory Note (“Note”) dated June 21, 2013 in the original principal amount of Nine Hundred Fifty Thousand Dollars and No Cents ($950,000.00) referenced as Loan #17505 and a certain Credit Agreement (“LOC”) dated May 28, 2014 with a credit limit of One Hundred Fifty Thousand and No Cents ($150,000.00) referenced as Loan #89755, both executed by Borrower as maker and payable to Bank (collectively, the “Loan”); the terms and conditions of which Loan are more fully described in the following documents: Business Loan Agreements dated June 21, 2013 and May 28, 2014 (collectively, “Loan Agreements”); Mortgage dated June 21, 2013 and recorded June 24, 2013 at the Lawrence County Recorder of Deeds as Document Number 2013-007010 (“Mortgage #1”); Assignment of Rents dated June 21, 2013 and recorded June 24, 2013 at the Lawrence County Recorder of Deeds as Document Number 2013-007011 (“Assignment of Rents”); Open-End Mortgage and Security Agreement dated June 21, 2013 and recorded June 24, 2013 at the Lawrence County Recorder of Deeds as Document Number 2013-007012 (“Mortgage #2”); Modification of Mortgage dated May 28, 2014 and recorded May 29, 2014 at the Lawrence County Recorder of Deeds as Document Number 2014-004053; Assignment of Rents dated June 21, 2013 and recorded June 24, 2013 at Lawrence County Recorder of Deeds as Document Number 2013-007013 (“Assignment of Rents #2”); Modification of Assignment of Leases and Rents dated May 28, 2014 and recorded May 29, 2014 at the Lawrence County Recorder of Deeds as Document Number 2014-004054; Commercial Security Agreements, both dated June 21, 2013 (collectively, “Security Agreements”), and UCC Financing Statement Number 2013062005243 (“UCC”); all of the foregoing documents are hereinafter collectively referred to as the “Loan Documents”, and are incorporated herein by reference.

Borrower has requested the Bank to permit an assignment to and assumption of the Loan by Buyer/Obligor, Avalon Field Club, and said Buyer/Obligor shall assume and agree to pay the entire unpaid balances of the Loan and comply with and perform all the terms, conditions and obligation of the Loan and the Loan Documents. Buyer/Obligor further agrees to the modification of terms of the Loan and the Bank is willing to consent to the same on the terms and conditions expressed herein, including those terms as set forth on the attached hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.

Assumption of Loan. Buyer/Obligor hereby expressly assumes the Loan upon the terms and conditions contained in the Loan Documents and agrees to pay the Loan in accordance with the terms and conditions therein.

2.

Consent to Assignment and Assumption of Loan. Bank hereby consents to the assignment of the Loan to Buyer/Obligor and assumption of the debts by Buyer/Obligor, as specifically set forth in this Agreement, effective upon the satisfaction and performance of the following terms and conditions:

a.	Execution and delivery by Borrower and Buyer/Obligor of this Agreement;

b.

All representations and warranties of Borrower and Buyer/Obligor contained in this Agreement, in the Loan Documents, and in any documents or instruments executed in connection with the Loan contemplated hereby shall be true and correct in all material respects as of the date of this Agreement;

c.	Borrower shall have performed and fulfilled all covenants and obligations required pursuant to this Agreement on or prior to the date of this Agreement; and

d.	All payments on the Loan shall be current as of the date of this Agreement.

3.

The unpaid principal balance of the Note, as of the date of this Agreement, is Six Hundred Fifty-Two Thousand, Nine Hundred Three Dollars and Eighty-One Cents ($652,903.81). The unpaid principal balance of the LOC, as of the date of this Agreement, is One Hundred Thirty-Four Thousand Four Hundred Nineteen and fifty-one cents ($134,419.51).

4.	The parties hereby agree that, as of the date of this Agreement, the Loan shall be modified in the following respects:

a.

The Havana Cigar Shop, Inc., a Pennsylvania business corporation, dba Avalon Field Club at New Castle, with the tax identification #20-8418345 and with an address of 1 American Way NE, Warren, OH 44484, shall hereby assume and be obligated to pay the entire unpaid balances of the Note and LOC, and to comply with all the terms and conditions and obligations of the Note, LOC, and Loan Documents, all of which shall be binding upon Buyer/Obligor and no longer binding on Borrower.

b.

There shall be a modification fee of $2,500 payable to Mercer County State Bank, and attorney’s fees in the amount of $2,250 payable to Bank’s counsel, Shafer Law Firm, PC, at closing, in each case payable by Buyer/Obligor.

5.

Mutual Release. Upon execution of this Agreement, Bank releases Borrower, New Castle Country Club, from its liability arising under the Note, the LOC, and the Loan Documents, which liability has been assigned to and assumed by Buyer/Obligor. Borrower releases Bank from any and all claims arising out of or related to the creditor relationship between Borrower and Bank.

6.

Borrower and Buyer/Obligor severally represent and warrant to the Bank that the execution of this Agreement, the delivery by Borrower and Buyer/Obligor to Bank of all documents provided herein, and Borrower and Buyer/Obligor’s performance hereof and the transactions contemplated hereby, have been properly authorized and constitute the valid and binding obligations of the Borrower and Buyer/Obligor and are enforceable against Borrower and/or Buyer/Obligor in accordance with its terms. Borrower and Buyer/Obligor shall provide Bank with resolutions authorizing execution of this Agreement satisfactory to Bank.

7.

Buyer/Obligor represents and warrants to the Bank that the Buyer/Obligor’s financial condition is and shall remain such as to enable Buyer/Obligor to perform all of its monetary obligations as provided in this Agreement. Buyer/Obligor shall be of good standing with the Commonwealth of Pennsylvania as of the date of Closing.

8.

Buyer/Obligor represents and warrants to Bank that, as of the date of this Agreement, Buyer/Obligor shall have good and marketable title to the property or collateral as described in the Loan Documents free and clear of all liens except those created by the Loan Documents.

9.

Prior to the assignment and assumption contemplated by this Agreement Borrower has been in compliance in all material respects with all representations, warranties and covenants contained in the Loan Documents; and after giving effect to the assignment and assumption contemplated by this Agreement Buyer/Obligor shall be in compliance in all material respects with all representations, warranties and covenants contained in the Loan Documents.

10.

Borrower and Buyer/Obligor severally represent and warrant to the Bank that they have no defenses, setoffs, or counterclaims of any kind or nature whatsoever against Bank with respect to the Loan Documents or obligations thereunder, or to any action previously taken or not taken by Bank with respect thereto or with respect to any security interest, encumbrance, lien, or collateral in connection therewith to secure the outstanding indebtedness under the Loan.

11.

Borrower and Buyer/Obligor hereby severally waive, release, and forever discharge the Bank, its agents, officers, directors, and employees, from and against any and all rights, claims or causes of action against the Bank, it agents, officers, directors, and employees, arising out of its or their actions or inactions in connection with the Loan, or any security interest, lien, or collateral in connection therewith as well as any and all rights of setoff, defenses, claims, causes of action, and any other bar to the enforcement of the Loan Documents.

12.	Borrower and Buyer/Obligor further acknowledge and agree that the Bank is specifically relying upon the representations, warranties, and agreements contained herein.

13.	This Agreement shall not be amended or modified in any way except by an instrument in writing executed by each of the parties hereto.

14.	This Agreement shall be governed by and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

15.

This Agreement constitutes the entire Agreement between the parties hereto, and there are no agreements, understandings, warranties, or representations with respect to the matters set forth herein except as specifically delineated herein.

16.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives, and assigns.

17.

The parties hereto agree that, upon the reasonable request of the other party to this Agreement, each such party will execute and deliver to the requesting party such other additional instruments and documents, or perform or cause to be performed such other and further acts and things, as may be reasonably necessary to more fully consummate the transactions as set forth in this Agreement, provided, however, that performance by either party under this paragraph shall not create any new liability or obligation on the performing party whatsoever.

18.

In the event Buyer/Obligor shall fail to timely pay any and all amounts due hereunder, or comply with any of the terms set forth hereunder, this Agreement shall automatically, without notice, any notice being expressly waived by the Borrower and Buyer/Obligor, be deemed a default hereunder and under the Loan Documents.

19.	Borrower and Buyer/Obligor hereby ratify and acknowledge the continuing validity and enforceability of the Loan Documents and the obligations and liens evidenced thereby.

20.

Except as expressly provided in this Agreement, all terms, covenants, conditions, and provisions of the Loan Documents shall be and remain in full force and effect, as written, unmodified hereby. In the event of any conflict between the terms of this Agreement and the Loan Documents, this Agreement shall control. In no manner shall this Agreement impair the security interests represented thereby, nor shall such lien or liens or security interest be in any manner waived, impaired or diminished.

Provided, however, that in all other respects the Loan and said Loan Documents shall remain in full force and effect as previously written.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 10th day of May 2019.

Attest:	BUYER/OBLIGOR:

The Havana Cigar Shop, Inc., dba Avalon Field Club at New Castle

/s/ Bryan P. Saksa	By: /s/ Christine M. Bell
Bryan P. Saksa, Treasurer/Secretary	Christine M. Bell, President

ACKNOWLEDGMENT

STATE OF OHIO	:
: SS
COUNTY OF TRUMBULL	:

On this 10th day of May, 2019, before me, a Notary Public, the undersigned officer, personally appeared Christine M. Bell, who acknowledged herself to be the President of The Havana Cigar Shop, Inc., a Pennsylvania business corporation, d/b/a Avalon Field Club at New Castle, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial seal.

My Commission Expires: 11/5/2020	Angela K. Marimpietri
Notary Public

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 9th day of May 2019.

Attest:	BORROWER:
New Castle Country Club

/s/ Art Prioletti	By: /s/ Walter F. Kustra
Art Prioletti, Secretary	Walter F. Kustra, President

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	:
: SS
COUNTY OF LAWRENCE	:

On this 9th day of May, 2019, before me, a Notary Public, the undersigned officer, personally appeared Walter F. Kustra, who acknowledged himself to be the President of New Castle Country Club, a Pennsylvania non-profit corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial seal.

My Commission Expires: 3/3/2021	Wynn A. Hassan
Notary Public

IN WITNESS WHEREOF, the undersigned has accepted this Agreement this 10th day of May 2019.

MERCER COUNTY STATE BANK

/s/ Ronald J. McNeely

BY: Ronald J. McNeely, Sr. Vice President

  and Chief Lending Officer

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	:
: SS
COUNTY OF MERCER	:

On this 10th day of May, 2019, before me, a Notary Public, the undersigned officer, personally appeared Ronald J. McNeely, who acknowledged himself to be the Sr. Vice President and Chief Lending Officer of Mercer County State Bank, a Pennsylvania financial institution, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial seal.

My Commission Expires: 6/9/2020	Edith M. Bernarding
Notary Public